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                                   EXHIBIT 15

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                                                                      EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549



Re:  Protective Life Insurance Company



We are aware that our report dated April 23, 1998 on our review of interim consolidated financial information of Protective Life Insurance Company and Subsidiaries for the period ended March 31, 1998, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is included in this registration statement on Form S-6. Pursuant to Rule 436 under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.



Birmingham, Alabama
June 15, 1998